UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2020 (March 31, 2020)

REZOLUTE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54495	27-3440894
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Redwoods Shores Parkway, Suite 315, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (650) 206-4507

Not Applicable

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2017, Rezolute, Inc. (“Rezolute”) entered into a license agreement (“License Agreement”) with  XOMA Corporation (“XOMA”), through its wholly-owned subsidiary, XOMA (US) LLC, pursuant to which XOMA granted an exclusive global license to Rezolute to develop and commercialize XOMA 358 (formerly X358, now RZ358) for all indications. On March 31, 2020, the parties entered into Amendment No. 3 to the License Agreement to extend the payment schedule for the remaining balance due from Rezolute to XOMA of $2,608,950. The revised payment schedule provides for seven quarterly payments to be paid from March 31, 2020 through September 30, 2021. The foregoing description of Amendment No. 3 to the License Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amended License Agreement, which will be filed as an exhibit to Rezolute’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REZOLUTE, INC.

Date: April 2, 2020	By:	/s/ Keith Vendola
Name: Keith Vendola Title: Chief Financial Officer